--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                               ESSEF CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ESSEF
CORPORATION



December 22, 1995

To Our Shareholders:

        We are enclosing the NOTICE OF ANNUAL MEETING OF SHAREHOLDERS and PROXY STATEMENT, together with the Essef Corporation 1995 Annual Report. A form of proxy and a postage paid envelope for return of the proxy are also enclosed.

        The shareholders' meeting will be held at 10:00 a.m. EST, Tuesday, January 23, 1996, at the offices of the Company in Chardon, Ohio. For your convenience, directions are enclosed. Regardless of whether you expect to attend the meeting, please return the enclosed proxy, appropriately filled in and signed, to make certain that your shares will be represented at the meeting and voted as you wish. If you do attend, you may, of course, revoke the proxy which you mailed and vote in person.

        We look forward to your participation at the Annual Meeting.

                                                /s/ Mary Ann Jorgenson

                                                Mary Ann Jorgenson
                                                Secretary

Enclosures








   220 PARK DRIVE, CHARDON, OHIO 44024  TELE 216-286-2200  FAX 216-286-2206

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 23, 1996


        The Annual Meeting of Shareholders of Essef Corporation will be held at the offices of the Company, 220 Park Drive, Chardon, Ohio on Tuesday, January 23, 1996 at 10:00 a.m., Eastern Standard Time, for the following purposes:

        1)  To elect three directors.

        2) To transact such other business as may properly be brought before the meeting or any adjournments thereof.

        Shareholders of record at the close of business on Friday, November 17, 1995, are entitled to notice of and to vote at the Annual Meeting.

        This notice is given pursuant to order of the Board of Directors.


                                               /s/ Mary Ann Jorgenson
                                               ----------------------
                                               Mary Ann Jorgenson
                                               Secretary

December 22, 1995








   220 Park Drive, Chardon, Ohio 44024  Tele 216-286-2200  Fax 216-286-2206

                                PROXY STATEMENT

                               DECEMBER 22, 1995





                              GENERAL INFORMATION

This proxy statement is furnished to shareholders of Essef Corporation (the "Company") on its behalf, by its Board of Directors, in connection with the solicitation of proxies for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, January 23, 1996, at the offices of the Company, 220 Park Drive, Chardon, Ohio 44024 at 10:00 a.m. EST, or any adjournments thereof, to elect three directors, and to conduct such other business as may properly be brought before the Annual Meeting. This proxy statement was first mailed on December 22, 1995, to shareholders of record on November 17, 1995.

On November 17, 1995, 5 ,289,436 common shares were outstanding. Each shareholder of record as of that date is entitled to notice of the meeting and to cast one vote per share held on all matters to come before the Annual Meeting. The holders of a majority of the votes entitled to be cast present in person or by proxy shall constitute a quorum for the purposes of the Annual Meeting.

A form of proxy accompanies this statement which shareholders are urged to fill in and return. The persons appointed by validly executed proxies will vote the shares covered thereby according to the instructions endorsed thereon, on each issue or matter as to which an instruction is given. Shares covered by signed proxies otherwise unmarked or on which contradictory or unclear instructions are given will be voted in favor of the nominees listed and in accordance with the best judgment of the persons appointed thereon as to any other matters properly brought before the Annual Meeting.

The appointment of a proxy may be revoked at any time by providing notice to the Company prior to the Annual Meeting or by appearing at the Annual Meeting to vote in person.

                      NOMINATION AND ELECTION OF DIRECTORS

The Board of Directors of the Company consists of seven members divided into two classes. Class A has three members and Class B has four members. Directors in each class are elected for three year terms expiring on the date of the third annual meeting following their election. Three Class A directors are to be elected at the Annual Meeting with their terms expiring with the Company's annual meeting of shareholders to be held in January, 1999.

The Board of Directors has nominated Messrs. Humphrey and Waldin, and Ms. Jorgenson to succeed themselves as incumbents. They have agreed to serve if elected.

The regulations of the Company also provide for the nomination of directors by shareholders pursuant to a notice satisfying specified requirements, timely given to the Secretary of the Company. No such notice has been received as of the date hereof. The Company's Committee on Directors will also consider recommendations by shareholders for nomination of directors. Directors are elected by a plurality of the votes represented at the meeting, either in person or by proxy, and entitled to vote.

A brief biography of each of the three nominees, including their principal occupations, ages at the date of this statement, a brief account of their business experience, and the identity of certain companies of which they are or were directors or with which they are or were associated appear in the following section. Their beneficial ownership of common shares of the Company is contained in the section headed "Beneficial Ownership Of Shares."


                             NOMINEES AND DIRECTORS

NOMINEES

                             GEORGE M. HUMPHREY, II
                                     AGE 53

Mr. Humphrey is President and a principal of Extrudex, L.P., a privately held thermo-plastic custom extruder. Prior to joining Extrudex, Mr. Humphrey was Chairman and a principal owner of Philips Container Co., a privately held plastic injection molder of pails used as containers for industrial and consumer products.

Mr. Humphrey has served the Company as a director since January, 1989 and is a member of the Audit and Compensation Committees, and the Committee on Directors, of which he is Chairman. The term of office as a director for which he is nominated will expire with the annual meeting of shareholders in 1999.


                               MARY ANN JORGENSON
                                     AGE 54

Ms. Jorgenson is a partner and head of the corporate practice in the law firm of Squire, Sanders & Dempsey and has been associated with that firm since 1975. She is a director of the general partner of Cedar Fair, L.P., the owner of four amusement parks in Ohio, Minnesota, Missouri and Pennsylvania. She is also a director of S 2 Golf Inc., a manufacturer and distributor of golf clubs and bags, and a director of Continental Business Enterprises, Inc., an Ohio-based metal stamping company.

Ms. Jorgenson has served as Secretary of the Company since 1989, as a director since January, 1993, and is a member of the Committee on Directors. The term of office as a director for which she is nominated will expire with the annual meeting of shareholders in 1999.

                                THOMAS B. WALDIN
                                     AGE 53

Mr. Waldin was appointed Chief Executive Officer of the Company in October, 1990 and was elected President of the Company in January, 1991. Since 1977 he has been active as an investor in and a director of a number of small businesses. He retired in 1987 as Chief Operating Officer of USG Interiors, Inc. and Chief Executive Officer of Donn, Inc. The former is a unit of USG Corporation, a worldwide manufacturer and distributor of building products, created in connection with the acquisition of Donn, Inc. in 1986.

Mr. Waldin has served as a director since January, 1991 and is a member of the Executive Committee, of which he is Chairman. The term of office as a director for which he is elected will expire with the annual meeting of shareholders in 1999.


INCUMBENT DIRECTORS

                               GORDON D. HARNETT
                                     AGE 53

Mr. Harnett is Chairman, President, and Chief Executive Officer of Brush-Wellman Corporation, an international supplier of high-performance engineered materials. Prior to assuming that post in January, 1991 he served as Senior Vice President (1987-1991) of The B.F. Goodrich Co., a diversified manufacturer of aerospace and specialty chemical products and as President (1982-1985) and Chief Executive Officer (1985-1987) of Tremco, Inc. a wholly owned subsidiary of The B.F. Goodrich Co..

Mr. Harnett has served the Company as a director since July, 1987 and is a member of the Compensation Committee, of which he is Chairman, the Committee on Directors, and the Executive Committee. His current term of office as a director will expire with the annual meeting of shareholders in 1997.


                              CHARLES W. W. HORNER
                                     AGE 70

From 1973 until his retirement in 1987, Mr. Horner held the office of Assistant Controller of Reliance Electric Company, a manufacturer of industrial motors and telecommunications products.

Mr. Horner has served the Company as a director since 1977 and is a member of the Audit Committee, of which he is Chairman. His current term of office as a director will expire with the annual meeting of shareholders in 1997.


                                 RALPH T. KING
                                     AGE 65

Mr. King is Chairman of the Board of Creative Label Company, a label printing company, a post he has held since 1969.

Mr. King has served the Company as a director since 1959 and as its Chairman since November of 1990. He is a member of the Audit, Compensation, and Executive Committees. His current term of office as a director will expire with the annual meeting of shareholders in 1997.

                                 ELLIOT B. ROSS
                                     AGE 49

Prior to joining the Company as its Executive Vice President and Chief Operating Officer in 1994, Mr. Ross was the co-chairman of Inverness Partners, a venture capital investment firm founded in 1988 to acquire and improve operations of mid-sized manufacturing and distribution businesses. He was also co-chairman of Inverness Casting Group, a die casting supplier to the automotive, furniture and appliance industries. Prior to founding Inverness, Mr. Ross spent 14 years as a member and partner in the Cleveland office of McKinsey & Company. He was the leader of McKinsey's worldwide Marketing Practice from 1984 to 1987.

Mr. Ross has served as a director since January, 1995. His current term of office will expire with the annual meeting of shareholders in 1997.

DIRECTORS' COMMITTEES, MEETINGS AND FEES

At its meeting following the Annual Meeting of shareholders, the Board of Directors has customarily appointed from among its membership an Audit Committee, a Compensation Committee, an Executive Committee, and a Committee on Directors which serve until the next annual meeting.

THE AUDIT COMMITTEE consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Mr. Horner, Chairman, Mr. Humphrey, and Mr. King. The Audit Committee receives the report of the Company's independent auditors, and provides the link between the Chief Financial Officer and the controllers of the Company's subsidiaries, the auditors and the Board of Directors. The Audit Committee met four times in fiscal 1995.

THE COMPENSATION COMMITTEE consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Mr. Harnett, Chairman, Mr. King, and Mr. Humphrey. The Compensation Committee has authority to recommend, approve and, pursuant to specific mandate from the Board of Directors, implement its recommendations on all matters relating to direct and indirect compensation of officers and employees of the Company and its subsidiaries. The Compensation Committee met four times in fiscal 1995.

THE EXECUTIVE COMMITTEE consists of three directors, one of whom, its Chairman, is an officer of the Company. The committee consists of Mr. Waldin, Chairman, Mr. King, and Mr. Harnett. The Executive Committee is empowered to exercise all authority of the Board of Directors between meetings of that body, subject to report, with the exception of the declaration of dividends, appointment or election of officers and determination of their compensation, and the filling of vacancies on the Board or any Committee. The Executive Committee met one time in fiscal 1995.

THE COMMITTEE ON DIRECTORS consists of three directors, Mr. Humphrey, Chairman, Mr. Harnett, and Ms. Jorgenson, Secretary of the Company. The Committee on Directors has authority to recommend director nominees to the Board and to recommend director policies including terms of office, retirement and compensation. The Committee on Directors did not meet in fiscal 1995.

THE BOARD OF DIRECTORS of the Company and its four committees held a total of fifteen meetings during fiscal 1995 of which six were meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of which they were members.

Directors who are not employees of the Company or its subsidiaries have been paid a fee of $750 for each meeting of the Board or Committee attended, plus out of pocket expenses. Chairmen are paid $1,000 for attendance at meetings of their Committees. In addition, such non-employee directors are paid an annual retainer fee of $15,000 without regard to attendance. Mr. King was paid $12,000 in the last fiscal year for his services as Chairman of the Board, in addition to fees paid him as director.

Pursuant to the Essef Corporation Deferred Compensation Plan for Directors, each director has the option to defer receipt, and therefore the recognition of income for federal income tax purposes, of all or a portion of his or her annual retainer and meeting fees payable by the Company to the director for his or her services as a director.

                             EXECUTIVE COMPENSATION

The following table sets forth information relating to the annual and long term compensation for the fiscal years ended September 30, 1995, 1994, 1993, respectively, for the named executive officers of the Company.


                           SUMMARY COMPENSATION TABLE


                                        Annual Compensation                        Long Term Compensation
                             -------------------------------------------   -------------------------------------
                                                                                                        ALL
                                                                OTHER      RESTRICTED                  OTHER(1)
NAME AND                     FISCAL                            COMPEN-      STOCK                      COMPEN-
PRINCIPAL POSITION           YEAR     SALARY($)    BONUS($)    SATION($)    AWARDS($)   OPTIONS(#)     SATION($)
Thomas B. Waldin             1995      218,500         -0-         -0-         -0-            -0-        4,500
  President and Chief        1994      201,500      73,385         -0-         -0-          8,396        6,339
  Executive Officer          1993      170,000         -0-         -0-         -0-            -0-        5,100


Elliot B. Ross               1995      257,690         -0-         -0-         -0-            -0-       10,947
  Executive Vice             1994      168,260      84,000         -0-         -0-        250,000          -0-
  President and Chief
  Operating Officer


Gerald C. Hornick            1995      132,000       9,340         -0-         -0-            -0-        9,684
  Vice President and         1994      119,300      69,200         -0-         -0-          4,198        8,622
  Assistant Treasurer        1993      109,000      30,150         -0-         -0-            -0-        6,946


Douglas J. Brittelle         1995      146,150      42,400         -0-         -0-         40,000          -0-
 President,
 PacFab, Inc.


(1) Includes for each named executive officer: (a) matching contributions for fiscal year 1995 under the Company's 401(k) Profit Sharing Plan (b)amounts paid by the Company on the Executive's behalf into the Company's defined contribution Retirement Plan and Trust.


                                 OPTION GRANTS

Shown below is information on grants of stock options pursuant to the Company's 1987 Employees' Stock Option Plan during the fiscal year ended September 30, 1995 to the named executive officers:



                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS




                                               PERCENTAGE                                            POTENTIAL REALIZABLE
                                               OF TOTAL                                                 VALUE AT ASSUMED
                                     NUMBER    OPTIONS           EXERCISE                          ANNUAL RATES OF STOCK PRICE
                                     OPTION    GRANTED TO        OR BASE                          APPRECIATION FOR OPTION TERM
                                     SHARES    EMPLOYEES IN      PRICE            EXPIRATION      -----------------------------
NAME                                 GRANTED   FISCAL YEAR       (PER SHARE)         DATE           5%                    10%
----                                 -------   ------------      -----------      ----------       ----                  -----
Thomas B. Waldin                         -0-         --               --                 --     $        --            $       --
  President and Chief
  Executive Officer

Elliot B. Ross                           -0-         --               --                 --     $        --            $       --
  Executive Vice President
  and Chief Operating Officer

Gerald C. Hornick                        -0-         --               --                 --     $        --            $       --
  Vice President and
  Assistant Treasurer

Douglas J. Brittelle                  40,000        100%         $16.325           01/06/05     $   410,680            $1,040,720
  President - PacFab, Inc.

The following table provides information relating to aggregate stock option exercises during the last fiscal year and fiscal year-end stock option values for the named executive officers:


                   OPTION EXERCISES AND YEAR-END VALUE TABLE

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE


                         NUMBER OF                 NUMBER OF SECURITIES
                         SHARES                   UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-
                         ACQUIRED ON  VALUE          OPTIONS AT FY END        THE-MONEY OPTIONS AT FY END(1)
NAME                     EXERCISE(#)  REALIZED  EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----                     -----------  --------  --------------------------    -------------------------------
Thomas B. Waldin                -0-   $    -0-      975,998          4,198      $15,067,098    $        4,198

Elliot B. Ross                  -0-   $    -0-       20,000        230,000      $    23,500    $      270,250

Gerald C. Hornick               -0-   $    -0-        8,936          2,430      $    93,583    $        5,078

Douglas J. Brittelle            -0-   $    -0-          -0-         40,000      $       -0-    $       47,000



________
FOOTNOTE:

(1) Based on the closing price of the common stock on the NASDAQ National Market System on September 30, 1995.


EMPLOYMENT AGREEMENTS

The Company is party to employment agreements with three of the named executive officers. Set forth below is a brief description of each agreement.

Thomas B. Waldin and the Company are parties to an employment agreement which initially covered a two year period expiring on October 26, 1992 and was subsequently extended for additional one year periods until its amendment in 1994. The amended agreement will expire on September 30, 1996 unless terminated or extended according to its terms. For a description of the compensation terms of the employment agreement see "Report of Compensation Committee on Executive Compensation."

Under the employment agreement, the Company granted Thomas B. Waldin nonstatutory stock options to purchase up to 971,800 Common Shares of the Company. The exercise price of the options, determined pursuant to a formula, is $2.00 per share. At the date of the grant of the options, the closing bid for the shares as quoted by NASDAQ was $2.25. All of the options are vested and exercisable.

In connection with shares acquired by Mr. Waldin pursuant to the options, Mr. Waldin may request under certain circumstances that such shares be registered under the Securities Act of 1933 for the purpose of public distribution. If the Company elects not to proceed with such a registration, Mr. Waldin may require the Company to purchase either his shares at a price equal to 95% of the market value or his options at a purchase price equal to 90% of the price of the shares underlying the options less the exercise price.

Elliot B. Ross and the Company are parties to a two year employment agreement which expires on January 31, 1996 unless terminated or extended according to its terms. As compensation for his service as Executive Vice President and Chief Operating Officer, Mr. Ross receives an annual base salary of $250,000, a first year guaranteed bonus of $50,000 and performance based bonuses targeted at $50,000 in the first year and $100,000 in each subsequent year. In addition, Mr. Ross was granted initial options, vesting as of commencement of the agreement, to purchase 100,000 shares of the Company's common stock at $16.325 per share. Performance options to purchase an additional 150,000 shares were also granted with vesting and exercise terms based on target earnings per share.

Douglas J. Brittelle and the Company are parties to an employment agreement which expires on January 3, 1997 unless terminated or extended according to its terms. As compensation for his service as President of Pac-Fab, Inc., a wholly owned subsidiary of the Company, Mr. Brittelle receives an annual base salary of $200,000, a first year guaranteed bonus of $40,000 and performance based bonuses targeted at 40% of Mr. Brittelle's annual base salary. In addition, Mr. Brittelle was granted initial options, vesting as of the commencement date of the agreement, to purchase 15,000 shares of the Company's common stock at $16.325 per share. Performance options to purchase an additional 25,000 shares were also granted with vesting and exercise terms based on target earnings per share.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee establishes compensation for the executive officers of the Company and its subsidiaries. In discharging its function, the Committee seeks to harmonize three objectives. First, compensation levels are designed to be sufficiently competitive to attract and retain highly qualified management personnel. Second, recognition is given to the achievement of annual financial, operational and strategic objectives. Finally, it is the Company's objective to continue to align pay and performance for the Company's executives with the longer-term goal of enhancing shareholder value. To implement these objectives, the compensation program for executive officers consists of base salary, annual cash incentives and stock option awards.

Base salaries are determined in the first instance by the evaluation of the executive officer's responsibility and by comparison to similarly situated executives at other firms (not necessarily all of the companies included in the peer group established for the purpose of comparing shareholder returns) to ensure that the Company's salaries are competitive.

Annual cash incentives are used to recognize the achievement of annual objectives in line with the Company's long-term goals. The annual objectives are based on specific and quantifiable financial and operational performance criteria which are set at the beginning of each fiscal year by the Committee. Bonuses are primarily based on the performance of specific business units in which the executive works, except those of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, whose bonuses are based on a formula relating to the earnings per share of the Company.

Stock option awards are used primarily as a means for building shareholder value over the long term. Option awards are generally contingent on the Company's achievement of certain levels of annual pre-tax profits. No options were granted to any executive officer in fiscal 1995 except for 40,000 options which were granted to the new President of Pac-Fab, Inc. as an inducement to accept employment with that subsidiary of the Company and as an incentive to meet certain performance targets.

During fiscal 1995 the Committee also initiated a review of the Company's executive salary structure and incentive programs. The objective of the review was to ensure that the compensation structure was in alignment with the Company's goal of enhancing shareholder value. A multidiscipline task force, guided by senior operating executives, with the assistance of an independent management consulting firm engaged by the Committee, conducted the review under the Committee's overall direction. Based on the findings of the review, the Committee adopted a salary structure for coming years which would peg executive salaries at the median (50th percentile) for peer companies. The Committee also authorized an annual cash incentives plan rewarding key employees for achieving specific objectives in line with the Company's long-term goals.
Based on targeted annual improvements to earnings, the resulting bonuses would bring the total cash compensation of executives to the 75th percentile of peer firms.


CHIEF EXECUTIVE OFFICER'S COMPENSATION

For fiscal 1995, Mr. Waldin's compensation package was based on a review, carried out in 1994, of his compensation package in connection with an amendment and extension of his employment agreement. The Committee determined then that his total cash compensation should be at the 75th percentile for compensation received by chief executive officers of similarly situated companies, adjusted annually to reflect the percentage of time Mr. Waldin expected to devote to the Company's business during the ensuing year.

Mr. Waldin's total cash compensation consisted of base compensation and an opportunity for a cash bonus based on the Company's annual earnings per share. For fiscal 1995, the base compensation was adjusted upwards for inflation by 4 percent to $220,480 and no bonus was earned.


                                              THE COMPENSATION COMMITTEE
                                              Gordon D. Harnett, Chairman
                                              Ralph T. King
                                              George M. Humphrey II

                               PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder's return with the cumulative total return of the Nasdaq Stock Market (US Companies) composite and a peer group of companies selected on a line-of-business basis:


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

Prepared by the Center for Research in Security Prices
Produced on 10/26/95 including data to 09/29/95





                                     LEGEND

Index Description                                         09/30/90    09/29/91   09/28/92   09/30/93   09/30/94   09/30/95
-----------------                                         --------    --------   --------   --------   --------   -------
Essef Corporation                                         100.0       400.0      480.0      470.0      590.0      715.0
CRSP Index for Nasdaq Stock Market (US Companies)         100.0       157.3      176.3      231.0      232.9      320.7
Self-Determined Peer Group                                100.0       135.9      131.4      128.1      137.3      160.4


Companies in the Self-Determined Peer Group
    AMTROL INC                             ANTHONY INDUSTRIES INC
    COMMERCIAL INTERTECH CORP              CALGON CARBON CORP
    DAVIS WATER & WASTE INDS INC           GOULDS PUMPS INC
    IONICS INC                             OSMONICS INC
    SYBRON CHEMICALS INC                   LESLIES POOLMART


NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C.   The index level for all series was set to 100.0 on 09/28/90.

                         BENEFICIAL OWNERSHIP OF SHARES

The following tables display, as of November 17, 1995, the name and address of each person who is known to the Company to own beneficially more than 5% of the Company's voting securities (a single class of Common Shares) as well as the number of Common Shares beneficially owned by each director and director nominee and the directors, director nominee and officers of the Company as a group.

FIVE PERCENT BENEFICIAL OWNERSHIP

                                                                  Common Shares Beneficially Owned
                                                                  --------------------------------

               Name                                                   Number                  Percent
               ----                                                 --------                  -------
James A. Horner Trust (1)(2)(3)                                       432,248                  8.17%
James A. Horner, Jr., Douglas
M. Horner and Mary Ann
Jorgenson, Trustees
4900 Society Building
Cleveland, Ohio 44114

Society National Bank, Trustee  (4)(5)                              1,003,890                 18.98%
127 Public Square
Cleveland, Ohio 44114

The Jane B. King Irrevocable  (6)                                     465,000                  8.79%
Trust dated July 19, 1979,
Ralph T. King and Alexander
S. Taylor, Trustees
30050 Chagrin Boulevard, Suite 150
Pepper Pike, Ohio  441124

Thomas B. Waldin  (7)                                                 996,498                 15.92%
c/o ESSEF Corporation
220 Park Drive
Chardon, Ohio  44024

Fenimore Asset Management  (8)                                        437,850                  8.28%
118 North Grand Street
Cobleskill, New York 12043

Merrill Lynch, Pierce, Fenner & Smith (8)                             311,577                  5.89%
4 Corporate Place
Corporate Park 287, 2nd Floor
Piscataway, New Jersey 08855

(1) James A. Horner, Jr. shares voting and dispositive power as co-trustee and is also beneficial owner of: (a) 233,845 shares owned by or benefitting him or his children directly or indirectly; and (b) 75,000 shares held by trusts for the benefit of his children, nieces and nephews, of which he is one of three trustees sharing voting and dispositive power, and noted at (2)(b) and (3)(e) below.

(2) Douglas M. Horner shares voting and dispositive power as co-trustee and is also beneficial owner of: (a) 242,566 shares owned by or benefitting him or his children directly or indirectly (1,748 shares consist of options to purchase, of which 1,417 are exercisable within 60 days of this statement); and (b) 75,000 shares held by trusts for the benefit of his children, nieces and nephews, of which he is one of three trustees sharing voting and dispositive power, and noted at
               (1)(b) above and (3)(e) below.

(3) Mary Ann Jorgenson shares voting and dispositive power as co-trustee and is also beneficial owner of: (a) 34,600 shares held by six trusts of which she is the sole trustee with sole voting and dispositive power; (b) 54,390 shares held by a trust of which she is one of three trustees with shared voting and dispositive power and noted in (5)(a) below; (c) 33,400 shares held by a trust of which she is a co-trustee with shared voting and dispositive power and noted in (5)(b) below; (d) 915,640 shares held by two trusts over which she has shared dispositive power as one of two trust advisors, and noted in (4)(a) and (5) below; and (e) 75,000 shares held by trusts of which she is one of three trustees with shared voting and dispositive power, and noted at (1)(b) and (2)(b) above. Mrs. Jorgenson disclaims the benefits of ownership of any of the aforementioned shares. Mrs. Jorgenson serves as Secretary of the Company and is a partner in the law firm of Squire, Sanders & Dempsey, which the Company retains as its outside general counsel.

(4) Society National Bank exercises (a) sole voting and shared dispositive power as trustee over 915,640 shares; (b) sole voting and sole dispositive power over an additional 43,080 shares; and (c) 54,390 shares held by a trust of which Society National Bank is one of three trustees with shared voting and dispositive power and noted in 3(b) and 5(a) above.

(5) James H. Dempsey, Jr. shares dispositive power as one of two trust advisors of two trusts, noted in (4)(a) and (3)(d) above and is also beneficial owner of: (a) 54,390 shares held by a trust of which he is one of three trustees with shared voting and dispositive power and noted in (3)(b)above; and (b) 33,400 shares held by a trust of which he is a co-trustee with shared voting and dispositive power and noted in (3)(c) above. Mr. Dempsey disclaims the benefits of ownership of any of the aforementioned shares. Mr. Dempsey is a partner in the law firm of Squire, Sanders & Dempsey which the Company retains as its outside general counsel.

(6) Ralph T. King shares voting and dispositive power as a co-trustee and is also beneficial owner of: (a) 57,900 shares owned by him directly; (b) 11,180 shares held by a foundation of which he is a trustee with shared dispositive power.

(7) Consists of options to purchase which are exercisable within 60 days of September 30, 1995.

(8) Number of beneficial shares owned was obtained from the November 17, 1995 shareholder listing. At this time, the Company has no knowledge of the voting and dispositive power that may be exercised by these shareholders.

BENEFICIAL OWNERSHIP OF SHARES
BY DIRECTORS AND NAMED EXECUTIVE OFFICERS

                                                                      Common Shares Beneficially Owned
                                                                      --------------------------------

               Name                                                          Number     Percent
               ----                                                          ------     -------
Gordon D. Harnett (1)                                                       7,708           *

Charles W. W. Horner (1)                                                   12,469           *

George M. Humphrey, II                                                     13,100           *

Mary Ann Jorgenson (2)                                                  1,545,278       29.21%

Ralph T. King (3)                                                         534,080       10.10%

Thomas B. Waldin (5)                                                      996,498       15.92%

Elliot B. Ross (5)                                                         22,000           *

Gerald C. Hornick(4)(5)                                                    19,271           *

Douglas J. Brittelle (5)                                                        0           *

All directors and named executive                                       3,150,404       50.32%
officers as a group (9 persons) (4)(5)

*  Less than one percent.


(1) Includes shares held by trustee of the Essef Corporation Deferred Compensation Plan for Directors as of September 30, 1995.

(2)            See Note (3) under Beneficial Ownership of Shares.

(3)            See Note (6) under Beneficial Ownership of Shares.

(4) Includes shares held by successor trustee of PAYSOP Plan, as of September 30, 1995, over which individual beneficiary has sole voting power.

(5) Includes shares underlying options which are exercisable within 60 days of September 30, 1995 as follows:

               Thomas B. Waldin      975,998
               Elliot B. Ross         20,000
               Gerald C. Hornick       8,936

               All directors, director nominees and officers as a group (9 persons) 1,004,934.


                         INDEPENDENT PUBLIC ACCOUNTANTS

Effective February 2, 1995, the Board of Directors appointed Deloitte & Touche LLP to act, and Deloitte & Touche LLP has acted, as independent auditors of the Company for the fiscal year ended September 30, 1995. Representatives of Deloitte & Touche LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so as well as to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

Proposals of shareholders for the fiscal 1996 Annual Meeting of Shareholders to be held in January, 1997 must be received by the Secretary of the Company no later than August 18, 1996 to be included in the proxy statement and form of proxy for that meeting.

                             SOLICITATION EXPENSES

The Company will bear the costs of proxy solicitation including the preparation and mailing of this statement and accompanying material. Proxies will be solicited principally by mail, by employees and agents of the Company and its subsidiaries. No employee of the Company who assists in the solicitation will be paid for doing so beyond his regular compensation.

The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of proxy solicitation materials to the beneficial owners of the shares held by them and, upon request, will reimburse them for the reasonable expenses incurred in forwarding the material to their principals and processing responses.

                    VOTE TABULATION POLICIES AND PROCEDURES

Shares voted by proxy on the form provided by management with this statement will be tabulated according to the tenor thereof. Shares voted by omnibus proxy or other proxy forms by brokers, nominees or agents will be tabulated according to instructions and limitations accompanying the form of proxy. All shares for which valid proxies are returned will be counted as present at the meeting for determination of a quorum (a majority of shares entitled to vote at the Annual Meeting), but the votes of shares represented by omnibus or similar proxy will be tabulated only to the extent the vote is specifically instructed.

                                 OTHER BUSINESS

The Company is not aware of any business which may be presented for action at the meeting other than that set forth herein. Should any such business be presented for a vote of the shareholders, the enclosed form of proxy authorizes the persons appointed to vote thereon in accordance with their best judgment.



                                By Order of the Board of Directors


                                /s/ Mary Ann Jorgenson

                                Mary Ann Jorgenson
                                Secretary

December 22, 1995

ESSEF
CORPORATION

                       Directions to Essef Corporation
                               Corporate Office


Approximately 25 miles East of Cleveland:

* I-90 East,

* South on State Route 44, 6 miles,

* Left on 5th Avenue

* Almost an immediate left turn onto Industrial Parkway, to Park Drive.



From a Southerly direction, Essef Corporation is:

* approximately 1/2 mile North of Chardon Square, or;

* approximately 4 miles North of State Route 322.


                                 [MAP OF AREA]

  220 Park Drive, Chardon, Ohio 44024  Tele 216-286-2200  Fax 216-286-2206

                              ESSEF CORPORTATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF SHAREHOLDERS - JANUARY 23, 1996

The undersigned hereby appoints Theodore A. Havens, Mary Ann Jorgenson, and Ralph T. King, and each of them, attorneys and proxies to attend and represent the undersigned at the Annual Meeting of Shareholders of ESSEF Corporation to be held at the office of the corporation, 220 Park Drive, Chardon, Ohio on January 23, 1996 at 10:00 o'clock A.M. Eastern Standard Time and at all adjournments thereof, with full power of substitution and full authority to vote all Common Shares of ESSEF Corporation which the undersigned, if personally present, would be entitled to vote:

1. FOR the election of each of the persons named below as a director of the corporation to serve for a term expiring at the Annual Meeting of Shareholders in the year shown opposite his name and until his successor is elected, UNLESS AUTHORITY IS WITHHELD BY X MARKED OPPOSITE THE NOMINEE'S NAME BELOW:

         Goerge M. Humphrey II      1999             [ ] Authority withheld
         Mary Ann Jorgenson         1999             [ ] Authority withheld
         Thomas B. Waldin           1999             [ ] Authority withheld

2. At their discretion, on the transaction of any other business or matters that may properly be brought before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED ACCORDING TO THE INSTRUCTIONS AS MARKED. UNLESS A CONTRARY INSTRUCTION IS MARKED IT WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS.

This proxy revokes and supersedes any earlier proxy covering the same shares.




                                                -------------------------------


    PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON INDICATING,
    WHEN APPROPRIATE, COMPANY AND OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. IF SHARES ARE HELD IN JOINT NAMES BOTH PARTIES MUST SIGN.

DATE:______________, 199____

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          IN THE ENVELOPE ENCLOSED.